REGISTRATION RIGHTS AGREEMENT


         This  REGISTRATION  RIGHTS  AGREEMENT  dated as of July 2,  2000 (this
"Agreement"),   among  General  Bearing  Corp.,  a  Delaware   corporation  (the
"Issuer"), and the Holders (as defined herein).

         WHEREAS, this Agreement is being entered into in connection with the closing under the Merger Agreement referred to below.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                ARTICLE 1

                               DEFINITIONS

    SECTION 1.1 Definitions. Terms defined in the Agreement and Plan of Merger, dated as of July 2, 2000 (the "Merger Agreement"), among the Issuer, Fisco Industries Ltd., a New York corporation wholly owned by the Issuer, World Machinery Company, a Delaware corporation, and the Company Stockholders are used herein as defined therein. In addition, the following terms, as used herein, shall have the following respective meanings:

         "Commission" means the Securities and Exchange Commission or any successor governmental body or agency.

         "Common Stock" means the common stock, par value $.01 per share, of the Issuer.

         "Disadvantageous Condition" has the meaning ascribed thereto in Section 2.5.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Holder" means any of the stockholders of World Machinery Company and their respective successors and assigns.

         "Registrable Securities" means Common Stock acquired by the Holders pursuant to the Merger (and any shares of stock or other securities into which or for which such Common Stock may hereafter be changed, converted or exchanged and any other shares or securities issued to Holders of such Common Stock (or such shares of stock or other securities into which or for which such shares are so changed, converted or exchanged) upon any reclassification, share combination, share subdivision, share dividend, share exchange, merger, consolidation or similar transaction or event) or otherwise. As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities as soon as (i) such Registrable Securities have been sold or otherwise disposed of pursuant to a registration statement that was filed with the Commission in accordance with this Agreement and declared effective under the Securities Act or (ii) such

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    Registrable  Securities have been otherwise sold, transferred or disposed of by a Holder to any Person that is not a Holder in accordance with Rule 144.

         "Registration Expenses" means any and all expenses incident to performance of or compliance with any registration of securities pursuant to
    Article 2, including, without limitation, (i) the fees, disbursements and expenses of the Issuer's counsel and accountants (including in connection with the delivery of opinions and/or comfort letters) in connection with this Agreement and the performance of the Issuer's obligations hereunder;
    (ii) all expenses, including filing fees, in connection with the preparation, printing and filing of one or more registration statements hereunder; (iii) the cost of printing or producing any agreements among underwriters, underwriting agreements, and blue sky or legal investment memoranda; (iv) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the securities to be disposed of; (v) transfer agents' and registrars' fees and expenses in connection with such offering; (vi) all security engraving and security printing expenses; and (vii) all fees and expenses payable in connection with the listing of the Registrable Securities on any securities exchange or automated interdealer quotation system on which the Common Stock is then listed; provided that Registration Expenses shall exclude (x) all underwriting discounts and commissions, selling or placement agent or broker fees and commissions, and transfer taxes, if any, in connection with the sale of any securities, (y) the fees and expenses of counsel for any Holder and (z) all costs and expenses of the Issuer incurred as contemplated in Section 2.7(g).

         "Required  Shelf  Registration"  has the  meaning  ascribed  thereto in
    Section 2.1.

         "Rule 144" means Rule 144 (or any successor rule to similar effect) promulgated under the Securities Act.

         "Rule 145" means Rule 145 (or any successor rule to similar effect) promulgated under the Securities Act.

         "Rule 415 Offering" means an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the Securities Act.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Selling Holder" means any Holder who sells Registrable Securities pursuant to a public offering registered hereunder.

         "Shelf Registration" means the registration under the Securities Act of a Rule 415 Offering.

         "Shelf Registration Statement" means a registration statement intended to effect a Shelf Registration.

    SECTION 1.2 Internal References. Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and

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paragraphs  in this  Agreement,  and  references  to the parties  shall mean the parties to this Agreement.

                                   ARTICLE 2

                               REGISTRATION RIGHTS

    SECTION 2.1 Shelf Registration. If requested in writing by a Holder or Holders (the "Requesting Holder") holding a majority in interest of the Registrable Securities (the "Shelf Registration Request"), as soon as practicable (but in any event not more than 30 days) after such request, the Issuer shall prepare and file with the Commission a Shelf Registration Statement on an appropriate form that shall include all Registrable Securities, and may include securities of the Issuer for sale for the Issuer's own account (the "Required Shelf Registration"). The Issuer will give written notice of the Shelf Registration Request, within ten days of the receipt thereof, to each Holder (a "Non-Requesting Holder") other than the Requesting Holder. Upon written request from any Non-Requesting Holder, within 15 days after receipt of any such notice from the Issuer, the Issuer shall cause all Registrable Shares of each such Non-Requesting Holder to be included in the Shelf Registration, subject to the terms and provisions hereof. The Issuer shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective as soon as practicable after such request. The Issuer shall be obligated to keep such Shelf Registration Statement effective until such time as all securities that were Registrable Securities on the date hereof have ceased to be Registrable Securities.

    SECTION 2.2 Other Matters In Connection With Registration.

    (a) Each Holder shall use its reasonable best efforts to keep the Issuer promptly informed (x) of the name, address and other contact information of each such Holder, (y) of the number of Registrable Securities held from time-to-time by each such Holder and (z) of each sale, transfer or other disposition of Registrable Securities (including the number of shares sold) by each such Holder.

    (b) In the event that any public offering pursuant to this Agreement involves, in whole or in part, an underwritten offering, the Issuer shall have the right to designate an underwriter or underwriters as the lead or managing underwriters of such underwritten offering who shall be reasonably acceptable to Holders owning a majority of the Registrable Securities proposed to be sold therein.

    SECTION 2.3 Certain Delay Rights. Notwithstanding any other provision of this Agreement to the contrary, if at any time while the Required Shelf Registration is effective, the Issuer provides written notice to each Holder that in the Issuer's good faith and reasonable judgment it would be materially disadvantageous to the Issuer (because the sale of Registrable Securities covered by such registration statement or the disclosure of information therein or in any related prospectus or prospectus supplement would materially interfere with any acquisition, financing or other material event or transaction in connection with which a registration of securities under the Securities Act for the account of the Issuer is then intended or the public disclosure of which at the time would be materially prejudicial to the Issuer (a "Disadvantageous Condition")) for sales of Registrable Securities thereunder to then be

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permitted,  and setting forth the general reasons for such judgment,  the Issuer may refrain from maintaining current the prospectus contained in the Shelf Registration Statement until such Disadvantageous Condition no longer exists (notice of which the Issuer shall promptly deliver to each Holder). With respect to each Holder, upon the receipt by such Holder of any such notice of a
Disadvantageous   Condition   (i)  in   connection   with  the  Required   Shelf
Registration, such Holder shall forthwith discontinue use of the prospectus and any prospectus supplement under such registration statement and shall suspend sales of Registrable Securities until such Disadvantageous Condition no longer exists and (ii) in connection with the Required Shelf Registration, if so directed by the Issuer by notice as aforesaid, such Holder will deliver to the Issuer all copies, other than permanent filed copies then in such Holder's possession, of the prospectus and prospectus supplements then covering such Registrable Securities at the time of receipt of such notice as aforesaid. Notwithstanding anything else contained in this Agreement, (x) neither the filing nor the effectiveness of any registration statement may be delayed for more than a total of 60 days pursuant to this Section 2.3 and (y) the maintaining current of a prospectus (and the suspension of sales of Registrable Securities) in connection with the Required Shelf Registration may not be delayed under this Section 2.3 for more than a total of 60 days in any six-month period.

    SECTION 2.4 Expenses. Except as provided herein, the Issuer shall pay all Registration Expenses with respect to each registration hereunder. Notwithstanding the foregoing, (i) each Holder shall be responsible for the legal fees and expenses of its own counsel and (ii) each Holder shall be responsible for all underwriting discounts and commissions, selling or placement agent or broker fees and commissions, and transfer taxes, if any, in connection with the sale of securities by such Holder.

    SECTION 2.5 Registration and Qualification. If and whenever the Issuer is required to effect the registration of any Registrable Securities under the Securities Act, the Issuer shall:

    (a) prepare, file and cause to become effective a registration statement under the Securities Act relating to the Registrable Securities to be offered in accordance with the intended method of disposition thereof,

    (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities;

    (c) furnish to the Holders of Registrable Securities and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such documents incorporated by reference in such registration statement or prospectus, as the Holders of Registrable Securities or such underwriter may reasonably request;

    (d) furnish to any underwriter of such Registrable Securities an opinion of counsel for the Issuer and a "cold comfort" letter signed by the independent public accountants who have audited the financial statements of the Issuer included in the applicable registration statement, in

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each  such  case  covering  substantially  such  matters  with  respect  to such registration statement (and the prospectus included therein) and the related offering as are customarily covered in opinions of issuer's counsel with respect thereto and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as such underwriters may reasonably request;

    (e) promptly notify the Selling Holders in writing (i) at any time when a prospectus is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) of any request by the Commission or any other regulatory body or other body having jurisdiction for any amendment or supplement to any registration statement or other document relating to such offering, and in either such case, at the request of the Selling Holders prepare and furnish to the Selling Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

    (f) use its reasonable best efforts to list all such Registrable  Securities
covered  by  such  registration  on  each  securities   exchange  and  automated
interdealer quotation system on which the Common Stock is then listed;

    (g) use reasonable efforts to assist the Holders in the marketing of Common Stock (including using reasonable efforts to have officers of the Issuer attend "road shows" and analyst or investor presentations scheduled in connection with such registration);

    (h) furnish for delivery in connection with the closing of any offering of Registrable Securities unlegended certificates representing ownership of the Registrable Securities being sold in such denominations as may be requested by the Selling Holders or the underwriters; and

    (i) use its best efforts to register or qualify the securities covered by the Shelf Registration under such state securities or blue sky laws of such jurisdictions as the Holders may reasonably request in writing within 20 days following the original filing of such registration statement, except that Issuer shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction in which it is not so qualified.

    SECTION 2.6 Underwriting, Due Diligence.

    (a) If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested under this Article 2, the Issuer shall enter into an underwriting agreement with such underwriters for such offering, which agreement shall contain such representations and warranties by the Issuer and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnification and contribution provisions substantially to the

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effect and to the extent  provided  in Section  2.7,  and  agreements  as to the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 2.5(d). Such underwriting agreement shall also contain such representations and warranties by such Selling Holders and such other  terms  and  provisions  as  are  customarily  contained  in  underwriting
agreements  with  respect  to  secondary   distributions,   including,   without
limitation, indemnification and contribution provisions substantially to the effect and to the extent provided in Section 2.7.

    (b) In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act pursuant to this Article 2, the Issuer shall give the representative of the Holder or
Holders of a majority in interest of such Registrable Securities and the underwriters, if any, and their respective counsel and accountants (the identity and number of whom shall be reasonably acceptable to the Issuer), such reasonable and customary access to its books, records and properties and such opportunities to discuss the business and affairs of the Issuer with its officers and the independent public accounts who have certified the financial statements of the Issuer as necessary, in the opinion of such Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act; provided that the foregoing shall not require the Issuer to provide access to (or copies of) any competitively sensitive  information  relating  to the  Issuer  or its  subsidiaries  or their respective businesses; provided further that (i) each Holder and the underwriters and their respective counsel and accountants shall have entered into a confidentiality agreement reasonably acceptable to the Issuer and (ii) the Holders and the underwriters and their respective counsel and accountants shall use their reasonable best efforts to minimize the disruption to the Issuer's business and coordinate any such investigation of the books, records and properties of the Issuer and any such discussions with the Issuer's officers and accountants so that all such investigations occur at the same time and all such discussions occur at the same time.

    SECTION 2.7 Indemnification and Contribution.

    (a) The Issuer agrees to indemnify and hold harmless each Selling Holder and its affiliates and officers, directors, employees, advisors, representatives, agents and each Person, if any, who controls such Selling Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with, defending or investigating any such action or claim) insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any amendment thereof, any preliminary prospectus or prospectus (as amended or supplemented if the Issuer has furnished any amendments or supplements thereto) relating to the Registrable Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. The Issuer also agrees to indemnify any underwriter of the Registrable Securities so offered and each Person, if any, who controls such underwriter on substantially the same basis as that of the indemnification by the Issuer of the Selling Holders provided in this Section 2.7(a).

    (b) Each Selling Holder agrees to indemnify and hold harmless the Issuer and its affiliates and officers, directors, employees, advisors, representatives, agents and each Person, if

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any who  controls  the  Issuer  within the  meaning of either  Section 15 of the
Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities (including, without limitation, any legal
or  other  expenses   reasonably   incurred  in  connection  with  defending  or
investigating any such action or claim) insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any amendment thereof, any preliminary prospectus or prospectus (as amended or supplemented if the Issuer has furnished any amendments or supplements thereto) relating to the Registrable Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information furnished in writing by such Selling Holder (or any representative thereof) expressly for use in a registration statement, any preliminary prospectus, prospectus or any amendments or supplements thereto. Each Selling Holder also agrees to indemnify any underwriter of the Registrable Securities so offered and each Person, if any, who controls such underwriter on substantially the same basis as that of the indemnification by such Selling Holder of the Issuer provided in this Section 2.7(b). Notwithstanding anything contained in this Agreement, in no event shall any Selling Holder's indemnification obligation under this Section 2.7(b) exceed the net proceeds from the offering received by such Selling Holder.

    (c) Each party indemnified under paragraph (a) or (b) above shall, promptly after receipt of notice of a claim or action against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the claim or action; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party on account of the indemnity agreement contained in paragraph (a) or (b) above except to the extent that the indemnifying party was actually prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability that it may have to such indemnified party. If any such claim or action is brought against an indemnified party, and it has notified the indemnifying party thereof, unless based on the written advice of counsel to such indemnified party that a conflict of interest between such indemnified party and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 2.7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof. Any indemnifying party against whom indemnity may be sought under this
Section 2.7 shall not be liable to indemnify an indemnified party if such indemnified party settles such claim or action without the consent of the indemnifying party. The indemnifying party may not agree to any settlement of any such claim or action (other than solely for monetary damages for which the indemnifying party shall be responsible hereunder, the result of which any remedy or relief shall be applied to or against the indemnified party) without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, unless such settlement (i) includes an unconditional release of such indemnified party from, and holds such indemnified party harmless against, all liability arising out of such claim or action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of an indemnified party. In any action hereunder as to which the indemnifying party has assumed the defense thereof, the indemnified party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but


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the  indemnifying  party  shall not be  obligated  hereunder  to  reimburse  the indemnified party for the costs thereof.

    (d) If the indemnification provided for in this Section 2.7 is for any reason unavailable (other than in accordance with its terms) to an indemnified party in respect of any loss, liability, cost, claim or damage referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, cost, claim or damage in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Issuer on the one hand and the Selling Holders on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or a Selling Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, cost, claim, damage or liability, or action in respect thereof, referred to above in this paragraph (d) shall be deemed to include, for purposes of this paragraph (d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. The Issuer and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

    (e) The obligations, of the parties under this Section 2.7 shall be in addition to any liability that any party may otherwise have to any other party.

    SECTION 2.8 Reporting Requirements. With a view to making available the benefits of certain rules and regulations of the SEC that may at any time permit the sale of the shares of the Common Stock to the public without registration or a registration on SEC Form S-3, the Issuer agrees to:

    (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

    (b) file with the SEC in a timely manner all reports and other documents required of the Issuer under the Securities Act and the Exchange Act; and

    (c) so long as any of the Holders own Registrable Securities, to furnish to the Holders forthwith upon request (1) a written statement by the Issuer as to whether it complies with the reporting requirements of said Rule 144, the Securities Act and Exchange Act, or whether it qualifies as a registrant whose securities may be resold pursuant to SEC Form S-3, (2) a copy of the most recent annual or quarterly report of the Issuer and such other reports and documents so filed by the Issuer, and (3) such other information as may be reasonably requested in availing the

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Holders of any rule or  regulation  of the SEC that would  permit the Holders to sell the Registrable Securities without registration.

                                    ARTICLE 3

                                  MISCELLANEOUS

    SECTION 3.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

    SECTION 3.2 Assignment. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the parties hereto, including, without limitation, in the event of any transaction in which shares of Common Stock in the Issuer are exchanged for securities in any other issuer, in which case such other issuer shall be deemed a successor in interest to the Issuer.

    SECTION 3.3 Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the Issuer and Holders representing a majority of the Registrable Securities then held by all Holders.

    SECTION 3.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if given) by hand delivery or telecopy, or by any reputable overnight courier service providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the address or telecopy number set forth on the signature pages hereto (unless such contact information in the case of the Holders is updated pursuant to Section 2.4(a) or by written notice from the affected Holder to the Issuer).

    SECTION 3.5 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

    SECTION 3.6 No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

    SECTION 3.7 No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any Person who or which is not a party hereto;

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

provided, that this Agreement is also intended to be for the benefit of and is enforceable by each Holder.

    SECTION 3.8 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

    SECTION 3.9 Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or any state court sitting in the City of New York, Borough of Manhattan in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such courts (and waives any objection based on inconvenient forum or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 3.9 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of New York other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

    SECTION 3.10 Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

    SECTION 3.11 Counterparts. This Agreement may be executed in counterpart, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.


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

         IN WITNESS WHEREOF, the Issuer and the Holders have caused this Agreement to be duly executed as of the day and year first above written.

GENERAL BEARING CORP.


By:  __________________________
     Name:
     Address:
     Facsimile No.:


HOLDERS:

_______________________________                 _______________________________
Name:                                           Name:
Address:                                        Address:



_______________________________                 _______________________________
Name:                                           Name:
Address:                                        Address:



_______________________________                 _______________________________
Name:                                           Name:
Address:                                        Address:



_______________________________                 _______________________________
Name:                                           Name:
Address:                                        Address:


_______________________________
Name:
Address:

NY/289481.1

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